UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2012 (December 4, 2012)

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15175 (Commission File Number)	77-0019522 (I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 4, 2012, the Board of Directors (the “Board”) of Adobe Systems Incorporated (the “Company”) increased the size of the Board from twelve to thirteen directors and the Company entered into a Nomination and Standstill Agreement (the “Agreement) with VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and Kelly J. Barlow (collectively, the “ValueAct Group”).  The ValueAct Group represented in the Agreement that, as of December 4, 2012, they collectively owned approximately 31.3 million shares (approximately 6.3% of the outstanding common stock of the Company).

Pursuant to the Agreement, the Board appointed Kelly J. Barlow as a member of the Board, effective immediately, to serve until the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”) and the election and qualification of his successor or, if earlier, his death or resignation or removal from the Board.  The Board also appointed Mr. Barlow to the Executive Compensation Committee.

Under the Agreement, the Company agreed to nominate Mr. Barlow for election to the Board at 2013 Annual Meeting.  In the event Mr. Barlow resigns or is otherwise removed prior to the Company’s 2014 annual meeting of stockholders, the Company and the ValueAct Group shall work in good faith to appoint a mutually acceptable replacement nominee who meets the Company’s historical standards and criteria, so long as the ValueAct Group then owns at least 5% of the outstanding common stock of the Company.

Mr. Barlow has agreed, while serving as a member of the Board (1) to meet all director independence and other standards of the Company, The NASDAQ Stock Market and the Securities and Exchange Commission, (2) to remain qualified to serve as a director under the Delaware General Corporation Law, (3) to comply with all of the policies, procedures, standards and guidelines applicable to Board members, including the Company’s Code of Business Conduct, Insider Trading Policy, Stock Ownership Guidelines and Corporate Governance Guidelines, and (4) to protect Company confidential information, including discussions in Board or committee meetings.  The Company has also agreed that the ValueAct Group may receive certain information about the Company in accordance with a confidentiality agreement entered into by the parties.

The Company’s obligations under the Agreement will cease, and Mr. Barlow (or his replacement) must offer to resign from the Board if the ValueAct Group ceases to hold at least 5% of the Company’s common stock, Mr. Barlow ceases to satisfy the conditions set forth above, any member of the ValueAct Group breaches the Agreement or Mr. Barlow (or his replacement) ceases to meet the requirements for Board service.

The Agreement terminates on the date that is the earliest of: (1) the date of the 2014 annual meeting; (2) if the Company does not include Mr. Barlow (or his replacement) in its slate of nominees for the Company’s 2014 annual meeting of stockholders, the date Mr. Barlow (or his replacement) ceases to be a member of the Board; (3) the date that is 10 days following the date that the Company materially breaches its nomination obligations under the Agreement; or (4) the date that is three months after the date Mr. Barlow (or his replacement) ceases to be a member of the Board and is not replaced.

During the term of the Agreement, the ValueAct Group agrees, subject to certain exceptions, that it shall not:

•                  make, participate in or encourage any solicitation of proxies or consents;

•                  deposit any securities of the Company in any voting trust or similar arrangement;

•                  own in excess of 12% of the Company’s stock;

•                  sell or transfer shares of the Company’s stock to any third party such that the third party would own more than 9.9% of the Company’s stock;

•                  effect, propose, participate in or facilitate any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries;

•                  engage in hedging transactions with respect to the Company’s stock;

•                  call or seek to call any meeting of stockholders, including by written consent;

•                  seek representation on the Board, except as set forth in the Agreement;

•                  seek the removal of any member of the Board;

•                  make a request for any stockholder list or other Company books and records;

•                  act to control or to influence or act to seek control or influence the management, Board or policies of the Company (except that the Mr. Barlow or his replacement may act solely in his capacity as a director consistent with his fiduciary duties as a director);

•                  take any action in support of or make any proposal or request that constitutes:

•                  advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board;

•                  any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company;

•                  any other material change in the Company’s management, business or corporate structure; or

•                  seeking to have the Company waive or make amendments or modifications to its Certificate of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person;

•                  disparage the Company, its affiliates or any of its current or former officers or directors; or

•                  encourage a third party to do any of the foregoing.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a non-employee director, Mr. Barlow will receive a pro-rated annual retainer of $60,000 for his Board service and will also receive compensation for his service on the Executive Compensation Committee in accordance with the information regarding the Company’s compensation programs for the members of its Board contained in the Company’s Definitive Proxy Statement filed on March 1, 2012.

In addition, on December 4, 2012, Mr. Barlow was granted an initial award of 13,507 restricted stock units (“RSUs”).  The number of RSUs was based on such award having an aggregate value of $450,000 divided by the average closing market price of a share of the Company’s common stock as reported on The NASDAQ Global Select Market over the 30 calendar days ending on the day prior to the grant date.  The award vests 50% each year on the anniversary of the grant date over a two-year period.

A copy of our press release announcing the appointment of Mr. Barlow to the Company’s Board is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
99.1	Nomination and Standstill Agreement between the Company and the ValueAct Group dated December 4, 2012				X
99.2	Press release issued on December 5, 2012, entitled “Adobe Names Kelly J. Barlow to its Board of Directors”				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: December 5, 2012	By:	/s/ Michael Dillon
Michael Dillon
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
99.1	Nomination and Standstill Agreement between the Company and the ValueAct Group dated December 4, 2012				X
99.2	Press release issued on December 5, 2012, entitled “Adobe Names Kelly J. Barlow to its Board of Directors”				X